EXHIBIT 10.3.1
FIRST AMENDMENT
TO THE EMPLOYMENT AGREEMENT FOR
GREGORY A. WHITE
WHEREAS, Gregory A. White (the “Executive”) currently serves as Senior Vice President, Chief Financial Officer of Rockville Bank (the “Bank”) pursuant to the Employment Agreement by and among, the Bank, Rockville Financial, Inc. (the “Company”) and the Executive effective May 20, 2005;
WHEREAS, Bank, the Company and the Executive wish to amend the term of the Employment Agreement, subject to the conditions contained herein;
NOW, THEREFORE, BE IT RESOLVED, that the parties hereby agree as follows:
1. Effective as of December 22, 2006, Section 2 of the Employment Agreement is hereby amended in its entirety to read as follows:
“2. Term.
     Effective as of December 22, 2006, the term of employment of Executive under this Agreement (the “Term”) shall be the period commencing on the Effective Date and ending on December 31, 2007 and any period of extension thereof in accordance with this Section 2, except that the Term will end at a date prior to the end of such period or extension thereof, specified in Section 6 or 7 in the event of termination of Executive’s employment. The Term, if not previously ended, shall be extended only in the event the Bank serves written notice in accordance with Section 12(d) upon the other party at least 60 days preceding December 31, 2007 extending the Term further as of December 31, 2007, in which case the Term shall end on the first anniversary of that December 31 extension date, subject to earlier termination of employment and earlier termination of the Term in accordance with Section 6 or 7. The foregoing notwithstanding, in the event there occurs a Potential Change in Control during the period of 60 days prior to the December 31 on which the Term will terminate hereunder, the Term shall be extended automatically at that December 31 by an additional period such that the Term will extend until the 180th day following such Potential Change in Control.”
2. This First Amendment shall supersede the provisions of the Employment Agreement to the extent those provisions are inconsistent with the provisions of this First Amendment. Executive acknowledges that Executive has received good and valuable consideration from the Company and/or Bank for this Amendment, and has had an opportunity to discuss this Amendment with advisors of Executive’s choosing.

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Bank and the Company have each caused this First Amendment to be duly executed on this ___day of December, 2006.

ROCKVILLE FINANCIAL, INC

BY:

Name:

ROCKVILLE BANK

BY:

Name:

EXECUTIVE

Gregory A. White